Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-138528) of Turkcell Iletisim Hizmetleri A.S. of our report dated April 22, 2008 relating to the consolidated financial statements of Fintur Holdings B.V.

Basaran Nas Bagimsiz Denetim ve

Serbest Muhasebeci Mali Musavirlik A.S.

a member of

PricewaterhouseCoopers

/s/    Mert Tuten, SMMM

Partner

Istanbul-Turkey, 22 April 2008